SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant /  /

Check the appropriate box:

/ / Preliminary Proxy Statement	/ / Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/  / Definitive Additional Materials

/  / Soliciting Material under Rule 14a-11(c) or Rule 14a-12

Wilshire Financial Services Group Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/	No fee required.

/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

/ /	Fee paid previously with preliminary materials:

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

WILSHIRE FINANCIAL SERVICES GROUP INC.
1776 S.W. Madison Street
Portland, Oregon 97205

May 22, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 annual meeting of stockholders of Wilshire Financial Services Group Inc. which will be held at 10:30 a.m. Pacific Standard Time on Tuesday, June 25, 2002, at the law offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067.

     Enclosed are the Secretary's official Notice of the Annual Meeting, a proxy statement and a form of proxy. At the annual meeting you will be asked to elect nine (9) directors to serve until the next annual meeting and to approve the adoption of a new Equity Participation Plan. We also will report to you on the operations of the Company, and you will have the opportunity to ask questions about the Company that may be of general interest to stockholders.

     The enclosed proxy statement contains important information concerning the matters to be voted on at the annual meeting. Please study it carefully. Your vote is very important, regardless of how many shares you own. Even if you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed, postage prepaid envelope. If you do join us at the annual meeting and wish to vote in person, you may revoke your proxy at that time.

     The other members of the Board of Directors and I look forward to seeing you at the meeting.

Sincerely,

/s/ LARRY B. FAIGIN

Larry B. Faigin
Chairman Of The Board

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU
INTEND TO BE PRESENT AT THE ANNUAL MEETING.

WILSHIRE FINANCIAL SERVICES GROUP INC.
1776 S.W. Madison Street
Portland, Oregon 97205

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:30 a.m. on Tuesday, June 25, 2002
at the law offices of Irell & Manella LLP
1800 Avenue of the Stars
Suite 900
Los Angeles, California 90067

TO THE STOCKHOLDERS OF WILSHIRE FINANCIAL SERVICES GROUP INC.:

     The annual meeting of stockholders of Wilshire Financial Services Group Inc. will be held at 10:30 a.m. on Tuesday, June 25, 2002, at the law offices of Irell & Manella LLP at 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, for the following purposes:

     1. To elect a board of nine (9) directors to hold office until the next annual meeting of stockholders;

     2. To adopt a new Equity Participation Plan; and

     3. To consider and transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.

     YOUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE FOR THE DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR ITEM 2.

     Only stockholders of record on the books of the Company as of the close of business on May 20, 2002 will be entitled to notice of and to vote at the annual meeting.

PLEASE READ THE ENCLOSED PROXY STATEMENT CAREFULLY.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE. IF YOU LATER FIND THAT YOU CAN BE PRESENT OR DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ MARK H. PETERMAN

Mark H. Peterman
Secretary

May 22, 2002
Portland, Oregon

WILSHIRE FINANCIAL SERVICES GROUP INC.
1776 S.W. Madison Street
Portland, Oregon 97205

PROXY STATEMENT FOR

2002 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:30 a.m. on Tuesday, June 25, 2002
at the law offices of Irell & Manella LLP
1800 Avenue of the Stars
Suite 900
Los Angeles, California 90067

     This proxy statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Wilshire Financial Services Group Inc. for use at our 2002 annual meeting of stockholders to be held at 10:30 a.m. on Tuesday, June 25, 2002 and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice of 2002 Annual Meeting of Stockholders.

     This proxy statement is dated May 22, 2002 and, together with the form of proxy, shall first be mailed to the Company's stockholders on or about May 28, 2002.

VOTING RIGHTS AND PROXIES

Record Date And Outstanding Shares

     Only stockholders of record at the close of business on May 20, 2002 will be entitled to notice of and to vote at the annual meeting. On May 20, 2002, the Company had 16,210,604 shares of common stock issued and outstanding and approximately 44 stockholders of record (including brokers holding the Company's stock in street name for others). Each share of common stock outstanding on the record date is entitled to one vote at the annual meeting on each matter to be voted on.

Quorum And Voting

     A majority of all outstanding shares of common stock entitled to vote at the annual meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted for the purpose of determining whether or not a quorum exists, but are not counted for the purpose of determining the election of each nominee for director or for the purpose of determining whether Item 2 has been approved.

     The authorized number of directors of the Company currently is nine (9) and the nominees receiving the highest number of votes at the annual meeting will be elected. The adoption of the new Equity Participation Plan will require the affirmative vote of the holders of a majority of the shares of the Company's common stock represented in person or by proxy and entitled to vote at the annual meeting.

     Shares of common stock represented by proxies properly executed and received by the Company in time to be voted at the annual meeting will be voted in accordance with the instructions indicated on the proxies and, if no instructions are indicated, will be voted “FOR” each of the nine (9) candidates named in this proxy statement and “FOR” the adoption of the Company's new Equity Participation Plan at the annual meeting or any adjournment or postponement thereof. All proxies voted “FOR” each of the nine (9) director nominees and “FOR” the adoption of the new Equity Participation Plan, including proxies on which no instructions are indicated, may, at the discretion of the proxy holder, be voted “FOR” a motion to adjourn or postpone the annual meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

     The Board is not currently aware of any business to be acted upon at the annual meeting other than as described herein. If, however, other matters are properly brought before the annual meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment. The Company has appointed Melissa Freidenreich to function as the inspector of elections at the annual meeting. The inspector of elections will tabulate votes, ascertain whether a quorum is present and determine the voting results on all matters presented to the stockholders.

Revocation Of Proxies And Solicitation Of Proxies

     If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the annual meeting by (1) submitting a new proxy card, (2) delivering written notice to the Secretary of the Company before June 25, 2002, stating that you are revoking your proxy, or (3) attending the annual meeting and voting your shares in person. Attendance at the annual meeting will not, in itself, constitute the revocation of your proxy.

     Under the Company's bylaws, stockholders may not present nominees for election or other proposals for action at the annual meeting unless written notice thereof, containing the information required by the Company's bylaws, was delivered to the Secretary of the Company no later than the close of business on May 6, 2002. No stockholder nominees or proposals were received by the Company.

Costs of Solicitation

     Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of the Company and its subsidiaries on a part-time basis and for no additional compensation. In addition, the Company has retained the services of Georgeson Shareholder to assist in the solicitation of proxies and in the distribution of proxies and accompanying materials to brokerage houses for an estimated fee of $5,500 plus out-of-pocket expenses. The entire cost of soliciting proxies under this proxy statement will be borne by the Company and will include amounts paid in reimbursement to banks, brokerage firms, custodians, nominees and others for their expenses in forwarding soliciting material to the beneficial owners of the common stock held of record by such person.

      Any written revocation of your proxy or other related communications in connection with this proxy statement, and requests for additional copies of this proxy statement or the proxy, should be addressed to Mark H. Peterman, Secretary, Wilshire Financial Services Group Inc., 1776 S.W. Madison Street, Portland, Oregon 97205. If you have any questions or need further assistance in voting your shares, please call Mr. Peterman at (503) 223-5600.

ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

     The Board of Directors of Wilshire Financial Services Group Inc. currently consists of nine (9) members, six (6) of whom were last elected to the Board on May 22, 2001 and three (3) of whom were appointed to the Board at subsequent dates. All members' terms expire with the June 25, 2002 annual meeting. The Board of Directors has nominated the following nine (9) persons to serve until the next annual meeting:

Howard Amster
Robert M. Deutschman
Larry B. Faigin
Peter S. Fishman
Stephen P. Glennon
Robert H. Kanner
Edmund M. Kaufman
Daniel A. Markee
Bruce A. Weinstein

     Each of the nominees has indicated that he is willing and able to serve as a director. Unless instructions to the contrary are specified in a properly signed and returned proxy, the proxies will be voted in favor of the nine nominees listed above.

Information Regarding the Nominees for the Board of Directors of the Company

     The following is a list of, and certain biographical information for, the nominees. The nominees' ages are as of May 22, 2002. All nominees are United States citizens.

                                                                                                         Director
                                                                                                          of the
                                                                                                          Company
Name                           Age                          Position with Company                          Since
---------------------------- --------- ---------------------------------------------------------------- ------------
Larry B. Faigin...........      59     Chairman of the Board                                               1999
Stephen P. Glennon........      58     Chief Executive Officer, Director                                   1999
Howard Amster.............      54     Director                                                            2001
Robert M. Deutschman......      45     Director                                                            1999
Peter S. Fishman..........      54     Director                                                            1999
Robert H. Kanner..........      54     Director                                                            2002
Edmund M. Kaufman.........      72     Director                                                            2000
Daniel A. Markee..........      45     Director                                                            1999
Bruce A. Weinstein........      39     Executive Vice President, Chief Financial Officer and Director      2002

     Larry B. Faigin was appointed to the Board of Directors in June 1999 and has been Chairman since September 1999. Mr. Faigin is President and Chief Executive Officer of GreenPark Remediation, LLC, a company that specializes in acquiring environmentally-impacted land and remediating and improving the property for further development. Prior to joining that company, he was Chief Executive Officer of Home Capital Corporation, a subsidiary of HomeFed Bank. He also has served as a consultant to Chevron Corporation, and Chief Executive Officer and Director of Wood Bros. Homes, Inc. Mr. Faigin received his B.A. and J.D. degrees from Case Western Reserve University.

     Stephen P. Glennon has been the Company's Chief Executive Officer since September 1999 and a Director since December 1999. From 1994 until joining the Company, Mr. Glennon served as Chief Executive Officer of Glennon Associates, a firm of private investment bankers specializing in financial restructuring and turnaround management of financial sector companies. Mr. Glennon previously served as an investment banker with Lehman Brothers, N.Y. and Lepercq, de Neuflize & Co., N.Y. Mr. Glennon currently serves as a director of New Water Street Corporation, N.Y. and Point Clear Holdings, N.Y. Mr. Glennon received his B.A. degree from Colgate University in 1966.

     Howard Amster was appointed to the Board of Directors in November 2001. Mr. Amster is a principal of Ramat Securities Ltd., a Cleveland-based investment firm. Previously, Mr. Amster was an investment consultant with First Union Securities (formerly Kemper Securities) from 1992 to June 2000. From June 1979 to 1991, Mr. Amster was co-manager of a convertible bond hedging department at Kemper Securities. Mr. Amster is also a director of Horizon Group Properties, Inc., Maple Leaf Financial, and Astrex Inc., and previously served as a director of American Savings of Florida.

     Robert M. Deutschman has been a director of the Company since June 1999. Mr. Deutschman is President of Cappello Partners, LLC, a financial service and advisory company which engages in merchant banking, venture capital and investment banking. Prior to joining Cappello, Mr. Deutschman was a Managing Director of Saybrook Capital Corp. From 1991 until 1994, Mr. Deutschman was a Senior Vice President and Director of Principal Investments in the Public Finance Group of Houlihan Lokey Howard & Zukin. Mr. Deutschman received his undergraduate degree in Political Science at Haverford College and his J.D. degree from Columbia University School of Law.

     Peter S. Fishman has been a director of the Company since September 1999. Mr. Fishman has been a Vice President at Houlihan Lokey, Howard & Zukan, an investment banking firm, since January 2000. Previously, Mr. Fishman was a Director of Helix Capital services, a private merchant bank engaged in investing in and providing merger and acquisition advisory services to its clients. Prior to joining Helix, Mr. Fishman was a partner in law firms in Los Angeles and San Francisco, specializing in financial reorganizations and restructurings. Mr. Fishman's practice focused on the representation of underperforming and troubled companies, both public and private, and the representation of financial institutions and other lenders in structuring new financings and the workout of troubled credits. Mr. Fishman received his undergraduate degree from the University of Birmingham, England, his M.B.A. degree from University of California, Los Angeles, where he was a Lowenhaupt Scholar, and his J.D. degree from Loyola Marymount University.

     Robert H. Kanner was appointed to the Board of Directors in January 2002. From 1987 until the present, Mr. Kanner has been Chairman of the Board and President of Pubco Corporation, a manufacturer and marketer of computer printer and labeling products and supplies, and has been that company's President and a director since 1983. Mr. Kanner also serves as a director of Prime Retail, Inc., a real estate investment trust that owns, develops and manages more than forty discount factory outlet centers throughout the U.S.

     Edmund M. Kaufman has been a director of the Company since March 2000. Mr. Kaufman is a private investor and the owner of a bookstore specializing in mystery and crime fiction. Previously, Mr. Kaufman was a partner with the law firm of Irell & Manella LLP for thirty-six (36) years, specializing in mergers and acquisitions and corporate finance. Mr. Kaufman is a director emeritus of the Los Angeles Opera, and is a member of the Board of Trustees of the Friends of the University of California Press. Mr. Kaufman received his B.A. degree from the University of California, Los Angeles and his J.D. degree from Columbia University School of Law.

     Daniel A. Markee has been a director of the Company since June 1999. Mr. Markee is Chairman of the Board and Chief Executive Officer of LendSource, Inc., a firm specializing in the origination of sub-prime first mortgage debt. From 1993 until 1997, Mr. Markee was involved in the real estate investment business as President of Forterra, Inc., and as a principal of Euro-American Partners, Inc. Mr. Markee received a B.S. degree in Finance from the University of Colorado.

     Bruce A. Weinstein has been Executive Vice President and Chief Financial Officer of the Company since April 2001, and was appointed to the Board of Directors in January 2002. From April 2000 to April 2001 Mr. Weinstein was Senior Vice President and Chief Financial Officer of the Company. Prior to April 2000, Mr. Weinstein served as Senior Vice President and Chief Financial Officer of Wilshire Credit Corporation ("WCC") since November 1999. From August 1998 to November 1999, Mr. Weinstein was Vice President, Finance of the Company. From March 1997 to August 1998, Mr. Weinstein had various operations and finance responsibilities at the predecessor company to WCC. Mr. Weinstein is a Certified Public Accountant.

     There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION OF EACH OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Committees of the Board of Directors

     The Board of Directors of the Company has an Audit Committee and a Compensation Committee. The Audit Committee's function is to meet with management, the internal auditors and the independent auditors to review and evaluate the Company's audited financial statements, internal accounting controls and regulatory examinations and to monitor the Company's compliance with laws, regulations and corporate policy. Messrs. Fishman, Kaufman and Markee served on the Audit Committee in 2001 and met 5 times during the year. The Audit Committee currently consists of Messrs. Kanner, Amster, Kaufman and Markee.

     The Compensation Committee reviews and approves compensation policies for all employees; develops, approves and administers the salaries, bonuses and equity compensation of all executive officers of the Company; reviews compensation programs and practices for the Chief Executive Officer; and has supervisory control over the administration of the Company's Amended and Restated 1999 Equity Participation Plan and other compensation plans and benefit programs. Messrs. Markee, Deutschman and Kaufman served on the Compensation Committee in 2001 and met 4 times during the year. The Compensation Committee currently consists of Messrs. Markee, Amster, Deutschman, Kanner and Kaufman.

     From January 1, 2001 through the end of 2001, the Company's Board of Directors met 16 times. Each director who served for the full year attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of all meetings of the committees on which he or she served.

Compensation Of Directors

     Each member of the Board of Directors who is not an officer or employee of the Company is paid an annual stipend of $25,000, a per-meeting fee of $1,000 for each Board of Directors' meeting attended in person, $500 for each meeting attended telephonically, and a $500 per-meeting fee for each committee meeting attended on days other than when Board of Directors' meetings are held. Effective December 1, 2001, non-employee directors who are also directors of First Bank of Beverly Hills, F.S.B. ("FBBH" or the "Bank"), the Company's wholly-owned banking subsidiary, receive an additional yearly stipend of $10,000. Directors who serve as the chair of the Audit Committee or of the Board receive an additional yearly stipend of $10,000, and the chairperson of the Compensation Committee receives an additional yearly stipend of $5,000. Other members of the Audit Committee and Compensation Committee receive yearly stipends of $5,000 and $2,500, respectively. In March 2002, the Board authorized one-time payments of $10,000 to the chairperson and $5,000 to each of the other two members of a special committee of the Board which was formed to analyze and advise the Board regarding a proposed transaction. Officers and employees of the Company who also serve as directors do not receive any retainer or additional fees for serving as a director.

     Upon joining the Board, each non-employee director was granted an option to purchase 30,000 shares of common stock of the Company at a price per share equal to the fair market value of the shares of common stock on the grant date. As of January 22, 2002, each director also receives options to purchase an additional 20,000 shares of common stock on the date of each annual meeting of the Company's stockholders at which the director is reelected to the board. All options granted to the directors vest in thirds on each anniversary of the grant date.

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth, as to each of the persons who currently serves as an Executive Officer of the Company, such person's age, such person's current position with the Company, and the period during which the person has served in such position:

                                                                                                     Position Since
Name                             Age                       Position With Company
------------------------------ --------- ----------------------------------------------------------- ---------------
Stephen P. Glennon......          58     Chief Executive Officer                                          1999
Bruce A. Weinstein......          39     Executive Vice President and Chief Financial Officer             2001
Joseph W. Kiley III.....          46     Chief Executive Officer and President, First Bank of             2001
                                         Beverly Hills, FSB
Jay H. Memmott..........          40     Chief Executive Officer and President, Wilshire Credit           1999
                                         Corporation
Mark H. Peterman........          54     Executive Vice President, Legal Counsel and Secretary            1999
Russell T. Campbell.....          38     Senior Vice President, Portfolio Management                      1999
Bradley B. Newman.......          40     Senior Vice President, Capital Markets                           1999

     Stephen P. Glennon has been the Company's Chief Executive Officer since September 1999 and a Director since December 1999, and has been a director of FBBH since April 2001. From 1994 until joining the Company, Mr. Glennon served as Chief Executive Officer of Glennon Associates, a firm of private investment bankers specializing in financial restructuring and turnaround management of financial sector companies. Mr. Glennon previously served as an investment banker with Lehman Brothers, N.Y. and Lepercq, de Neuflize & Co., N.Y. Mr. Glennon currently serves as a director of New Water Street Corporation, N.Y. and Point Clear Holdings, N.Y.

     Bruce A. Weinstein has been Executive Vice President and Chief Financial Officer of the Company since April 2001, a director of the Company since January 2002, and a director of FBBH since April 2001. From April 2000 to April 2001 Mr. Weinstein was Senior Vice President and Chief Financial Officer of the Company. Prior to this appointment Mr. Weinstein served as Senior Vice President and Chief Financial Officer of Wilshire Credit Corporation since November 1999. Previously, from March 1997 to November 1999, Mr. Weinstein was Vice President, Finance of the Company.

     Joseph W. Kiley III has been President and Chief Executive Officer of FBBH since September 2001 and a director of FBBH since November 2001. From March 2001 until this appointment, Mr. Kiley served as the Bank's Executive Vice President and Chief Financial Officer. Prior to joining the Bank, Mr. Kiley was Executive Vice President of Operations and Chief Financial Officer of National Mercantile Bancorp, the parent of Mercantile National Bank in Century City, California from July 1996 to February 2001. Previously, Mr. Kiley was Chief Financial Officer of Hancock Savings Bank, F.S.B. in Los Angeles, California from 1992 to 1996. Mr. Kiley is a Certified Public Accountant.

     Jay H. Memmott has been Chief Executive Officer and President of Wilshire Credit Corporation since November 1999. Prior to his appointment as President, Mr. Memmott served as Vice President in charge of Loan Servicing of the Company's prior affiliated servicer from August 1997 to November 1999. From April 1990 to August 1997, Mr. Memmott served as a Vice President of Coast Federal Bank in Los Angeles, California.

     Mark H. Peterman has been the Company's Executive Vice President, Legal Counsel and Secretary since November 1999. Mr. Peterman served as Senior Vice President and Legal Counsel from July 1998 through November 1999. Previously, Mr. Peterman was a partner in the law firm of Stoel Rives LLP from 1975 to July 1998.

     Russell T. Campbell has been Senior Vice President, Acquisitions since April 2000. Mr. Campbell held several management positions at the Company from 1997 to April 2000. From 1992 to 1997, he was Chief Financial Officer for Oregon Business Media. Prior to 1992, Mr. Campbell was a CPA working in the commercial real estate industry.

     Bradley B. Newman has been Senior Vice President, Capital Markets since November 1999. Previously, Mr. Newman was Vice President, Capital Markets/Securitization for the Company from August 1998 to November 1999. From September 1995 to August 1998, Mr. Newman was Chief Operating Officer of J.G. Newman Co., an insurance underwriter.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the total compensation paid or accrued by the Company for services rendered during the year ended December 31, 2001 to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2001.

                                                                                                     Long-Term
                                                          Annual Compensation                       Compensation
                                                     -----------------------------                  ------------
                                                                                                     Securities
                                                                                       Other         Underlying
                                                                                       Annual         Options/
Name and Principal Position                          Salary ($)        Bonus ($)      Comp.($)         SARs(#)
---------------------------                          ----------      -----------     ---------      -------------
Stephen P. Glennon..........................  2001   $       24      $  250,000      $  74,583(1)             --
   Chief Executive Officer                    2000   $   75,016      $  100,000      $  68,406(2)        975,000
                                              1999   $   89,349(3)   $       --             --                --

Jay H. Memmott..............................  2001   $  225,224      $  175,000             --           100,000
   Chief Executive Officer and President,     2000   $  217,530      $  135,000             --           250,000
   Wilshire Credit Corporation                1999   $  139,450      $   50,000             --                --

Bruce A. Weinstein..........................  2001   $  214,223      $  175,000             --           100,000
   Executive Vice President and               2000   $  198,632      $  150,000             --           250,000
   Chief Financial Officer                    1999   $  130,109      $   50,000             --                --

Mark H. Peterman............................  2001   $  258,249      $   70,000             --            10,000
   Executive Vice President, Legal Counsel    2000   $  269,010      $   50,000             --           125,000
   and Secretary                              1999   $  253,242      $  250,000             --                --

Joseph W. Kiley III.........................  2001   $  172,197(4)   $  107,500             --           200,000
   Chief Executive Officer and President,
   First Bank of Beverly Hills, FSB
--------------

(1) Includes $60,487 for personal living expenses and taxes.
(2) Includes $45,365 for personal living expenses and taxes.
(3) Mr. Glennon was hired in September 1999.
(4) Mr. Kiley was hired in March 2001.

Option/SAR Grants In Last Fiscal Year

     The following table provides information concerning stock options granted by the Company during the year ended December 31, 2001 to each of the named executive officers.

                                                                                        Potential Realizable
                                          % of Total                                   Value at Assumed Annual
                                         Options/SARs                                   Rates of Stock Price
                           Number of      Granted to                                       Appreciation
                          Securities     Employees in                                           for
                          Underlying      Year Ended     Exercise or                      Option Term (1)
                         Options/SARs    December 31,    Base Price     Expiration   --------------------------
Name                      Granted (#)         2001         ($/sh)          Date           5%             10%
----                     -------------   ------------   -------------   ----------   ------------   ------------
Jay H. Memmott.........      100,000           15.15%          $1.90         2011    $    119,490   $   302,811

Bruce A. Weinstein.....      100,000           15.15%          $1.90         2011    $    119,490   $   302,811

Mark H. Peterman.......       10,000            1.52%          $1.87         2011    $     11,760   $    29,803

Joseph W. Kiley........      150,000           22.73%          $1.63         2011    $    153,293   $   388,475
Joseph W. Kiley........       50,000            7.58%          $1.90         2011    $     59,745   $   151,406
-------------
(1)	These amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of their terms. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission. They do not represent the Company’s estimate or projection of future prices of the Common Stock.

Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values

     The following table lists the aggregate number of unexercised options and the value of unexercised in-the-money options at December 31, 2001 for each of the named executive officers. The Company has no outstanding SARs.

                                                             Number of Securities           Value of Unexercised
                                                            Underlying Unexercised       In-the-Money Options/SARs
                              Shares                      Options/SARs at FY-End (#)           at FY-End($)
                             Acquired         Value       ---------------------------   ----------------------------
Name                      on Exercise (#)  Realized ($)   Exercisable   Unexercisable   Exercisable    Unexercisable
----                      ---------------  ------------   -----------   -------------   -----------    -------------
Stephen P. Glennon......         --             --            791,666         183,334   $   716,145    $     174,792
Jay H. Memmott..........         --             --            116,666         233,334        99,583          100,417
Bruce A. Weinstein......         --             --            116,666         233,334        99,583          100,417
Mark H. Peterman........         --             --             74,999          50,001        71,457           44,168
Joseph W. Kiley.........         --             --                 --         200,000            --           70,500

Long Term Incentive Plan Awards In Last Fiscal Year

     No long term incentive plan awards were made during the 2001 fiscal year to any of the named executive officers.

Employment Arrangements

     From April 1, 2000 to February 28, 2002, the Company's Chief Executive Officer, Mr. Stephen P. Glennon, received a salary of $24 per year for two years and was reimbursed for certain living expenses. Mr. Glennon also was granted 575,000 stock options at a price of $1.1875 per share. The options vested at the rate of 25,000 per month and had vested in full as of February 28, 2002. In March 2002 Mr. Glennon entered into a new employment agreement with the Company. Pursuant to this agreement, Mr. Glennon will receive a salary of $100,000 from March 1, 2002 to February 28, 2003 and a salary of $300,000 from March 1, 2003 to February 29, 2004, and will continue to be reimbursed for certain living expenses. Mr. Glennon also was granted 300,000 stock options at a price of $2.34 per share, vesting at the rate of 12,500 per month for each month of employment completed by Mr. Glennon. Mr. Glennon's new agreement provides that, in the event of a change in control of the Company, all of his options will vest and immediately become exercisable, and he will be paid $500,000 in consideration of a general release of all claims. If the Company terminates Mr. Glennon's employment without cause, all of his stock options will vest and he will be paid $150,000 in exchange for a general release of all claims. In the event Mr. Glennon voluntarily terminates his employment, he shall receive only those options that vested through the date of his resignation and will receive no further salary.

     The Company and the Bank entered into an Employment, Confidentiality and Severance Agreement with Mr. Joseph W. Kiley III, effective as of March 12, 2001, thereafter amended, generally effective as of August 30, 2001 (the “Kiley Agreement”). The Kiley Agreement provides that Mr. Kiley serve as Executive Vice President and Chief Financial Officer of the Bank for the periods between March 12, 2001 and August 30, 2001; thereafter, as President of the Bank. Pursuant to the Kiley Agreement, Mr. Kiley's employment is for a term of two years commencing on March 12, 2001, with an option to renew for successive periods of twelve months each. Under the Kiley Agreement, Mr. Kiley receives an annual base salary of $180,000, increased to $200,000 effective as of August 30, 2001, and a car allowance of $750.00 per month. In addition, Mr. Kiley is entitled to participate in the Bank's employee benefit plans, medical, dental, vision, disability or insurance programs, if any, to the extent offered to other officers of similar position under the Bank's personnel policies. The Kiley Agreement also provides for a stock option grant to Mr. Kiley under the Company's 1999 Equity Participation Plan, covering an aggregate of 150,000 shares of the Company's Common Stock at a price of $1.625 per share. The stock option grant vests in three equal annual installments beginning on March 12, 2002 and is subject to forfeiture under certain circumstances prior to September 12, 2002. Under the Kiley Agreement, Mr. Kiley is granted an additional stock option grant under the Company's 1999 Equity Participation Plan, covering an aggregate of 50,000 shares of Company Common Stock at a price of $1.90 per share effective as of October 2, 2001. The additional stock option grant vests in three equal annual installments beginning on October 2, 2002. All stock options granted under the Kiley Agreement are granted at a price equal to the fair market value of the Company's Common Stock on the date of grant. Pursuant to the Kiley Agreement, in the event Mr. Kiley's employment is terminated upon the occurrence of an “Other Event of Termination,” (as defined in the Kiley Agreement) he is entitled to an amount equal to his then annual base salary and to life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank or the Company for Mr. Kiley prior to his termination of employment at no cost to him for a period of one year, subject to certain limitations. Under the Kiley Agreement, in the event of a "change in control" (as defined in the Kiley Agreement) of the Bank or the Company, Mr. Kiley's stock options become immediately vested and exercisable. Furthermore, in the event Mr. Kiley's employment is terminated within 12 months after a “change in control,” without “cause” (as defined in the Kiley Agreement) or following Mr. Kiley's resignation following an Other Event of Termination, Mr. Kiley is entitled to a sum equal to two times the average of his “Annual Cash Compensation,” as defined below, for the five most recent taxable years that Mr. Kiley is employed by the Bank (subject to certain adjustments) and to life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank or the Company for Mr. Kiley prior to his termination of employment at no cost to him for a period of one year, subject to certain limitations. Under the Kiley Agreement, "Annual Cash Compensation" includes base salary, commissions, bonuses, and directors or committee fees.

     In October 2000, the Company gave change-in-control agreements to Messrs. Bruce A. Weinstein, Jay H. Memmott, Mark H. Peterman, Russell T. Campbell and Bradley B. Newman. The Company revised portions of these agreements in April 2001. These agreements provide that, in the event of a change in control of the Company, these executives would be entitled to receive a severance payment if within a specified period of time after a change in control, their employment is involuntarily terminated by the Company for any reason other than cause or death or disability, or they voluntarily terminate their employment after certain adverse changes in the terms of their employment ("Good Reason"). The specified period of time is 120 days for Messrs. Weinstein, Memmott, Campbell and Newman and one year for Mr. Peterman. In addition, Messrs. Weinstein, Memmott, Campbell and Newman are entitled to their severance payment if they terminate their employment after the 120-day period, whether or not they have been terminated without cause or voluntarily terminate for Good Reason. The amount of the severance payment for Messrs. Weinstein, Memmott, Campbell and Newman would be twice their annual base salary, and the severance payment for Mr. Peterman would be equal to his base salary.

Audit Committee Report

     The Audit Committee of the Board of Directors of the Company is composed exclusively of non-employee directors who are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee's function is to oversee the Company's financial reporting process, and its duties are set forth in the Audit Committee Charter adopted by the Board of Directors. A copy of the revised Audit Committee Charter is attached to this proxy statement as Appendix A.

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2001. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 "Communications with Audit Committees," as amended by SAS No. 90 "Audit Committee Communications." The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent public accountants their independence.

     Following is a summary of fees billed by independent public accountants for the year ended December 31, 2001. The Audit Committee believes that the non-audit services performed are compatible with maintaining the principal accountant's independence.

Independent Accountant Fee Disclosure
-------------------------------------

Audit fees .....................................................        $  525,000
                                                                        ==========
Financial information systems design and implementation.........        $       --
                                                                        ==========

All other fees:
Tax services ...................................................        $  380,000
Other...........................................................           386,000
                                                                        ----------
   Total non-audit services.....................................        $  766,000
                                                                        ==========

     Other fees above includes approximately $264,000 for audit-related services, including internal audit services and audits of the Company's loan servicing compliance and 401(k) plan.

     Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

AUDIT COMMITTEE
Robert H. Kanner
Howard Amster
Edmund M. Kaufman
Daniel A. Markee

Compensation Committee Report On Executive Compensation

     The Compensation Committee report below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy filing into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or Exchange Act. The Compensation Committee of the Board of Directors of the Company (the "Committee") is made up exclusively of non-employee directors. The Committee administers the executive compensation programs of the Company. All actions of the Committee pertaining to executive compensation are submitted to the Board of Directors for approval.

     The Company's executive compensation program is designed to attract, retain, and motivate high caliber executives and to focus the interests of the executives on objectives that enhance stockholder value. These goals are attained by emphasizing "pay for performance" by having a portion of the executive's compensation dependent upon business results and by providing equity interests in the Company. The principal elements of the Company's executive compensation program are base salary and stock options. In addition, the Company anticipates that it will recognize individual contributions as well as overall business results, using a discretionary bonus program.

Base Salary

     Base salaries for the Company's executives are intended to reflect the scope of each executive's responsibilities, the success of the Company, and contributions of each executive to that success. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or market data, industry trends or internal fairness within the Company.

Bonuses

     Annual discretionary bonuses were paid by the Company and the Bank in 2001. The amount of the annual discretionary bonuses paid to executives by the Company was determined by the Committee and approved by the Company's board of directors, and the amount of the annual discretionary bonuses paid by the Bank was determined by the Bank's board of directors. Annual bonuses paid to other employees were based on their individual contributions towards meeting the overall objectives of the Company.

Incentive Stock Option Plan

     At its annual shareholder meeting in December 1999, the Company adopted a new stock option plan (the "Equity Participation Plan"). The purpose of the Equity Participation Plan is to enable the Company to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with equity participation in the Company. Accordingly, the Equity Participation Plan permits the Company to grant incentive stock options ("ISOs"), non-statutory stock options ("NSOs"), restricted stock and stock appreciation rights (collectively "Awards") to employees, directors and consultants of the Company and subsidiaries of the Company. The Plan was subsequently amended at the Company's June 2000 shareholder meeting to (1) increase the number of shares reserved for issuance under the Plan by 1,200,000 shares of common stock to an aggregate of 4,000,000 shares and (2) allow any participant in the Plan to receive grants of options or other awards with respect to up to 1,000,000 shares of common stock per year. In January 2001 the Plan was further amended to revise the definition of "change in control" in those provisions of the Plan that permit accelerated vesting of the options in the event of a change in control. In April 2001 the Board of Directors passed a resolution providing that upon a change in control of the Company, all outstanding and future granted options would vest and immediately become exercisable. In March 2002 the Board passed a resolution providing that options granted after January 1, 2002 would not automatically include a provision for immediate vesting upon a change in control, unless otherwise determined by the Committee. The Board of Directors has delegated administration of the Equity Participation Plan to the Committee.

     Under the Equity Participation Plan, the Committee may grant ISOs and NSOs. The option exercise price of both ISOs and NSOs may not be less than the fair market value of the shares covered by the option on the date the option is granted. The Committee also may grant Awards of restricted shares of Common Stock. Each restricted stock Award would specify the number of shares of Common Stock to be issued to the recipient, the date of issuance, any consideration for such shares and the restrictions imposed on the shares (including the conditions of release or lapse of such restrictions). The Committee also may grant Awards of stock appreciation rights. A stock appreciation right entitles the holder to receive from the Company, in cash or Common Stock, at the time of exercise, the excess of the fair market value at the date of exercise of a share of Common Stock over a specified price fixed by the Committee in the Award, multiplied by the number of shares as to which the right is being exercised. The specified price fixed by the Committee will not be less than the fair market value of shares of Common Stock at the date the stock appreciation right was granted.

CEO Compensation

     From April 1, 2000 to February 28, 2002 Mr. Glennon agreed to forego substantially all of his cash compensation for options to acquire 575,000 shares of the Company's common stock. The purpose of this arrangement was to improve the Company's cash flow and to provide added incentive for high levels of performance and for unusual efforts to increase the earnings and performance of the Company. Mr. Glennon's new employment agreement, while providing for a base salary, continues to provide incentives for improving the Company's earnings and shareholder value, as the agreement grants an additional 300,000 stock options at the current market price. The Committee believes that these arrangements are in the best interests of the Company and its stockholders since the value of Mr. Glennon's compensation is directly aligned with the financial performance of the Company.

COMPENSATION COMMITTEE
Daniel A. Markee
Howard Amster
Robert M. Deutschman
Robert H. Kanner
Edmund M. Kaufman

Compensation Committee Interlocks and Insider Participation

     Daniel A. Markee, Robert M. Deutschman and Edmund M. Kaufman served on the Compensation Committee throughout 2001. No Committee member was, during the year ended December 31, 2001, an officer or employee of the Company or any of its subsidiaries.

Certain Relationships and Related Transactions

     Edmund M. Kaufman, a Director of the Company, is a senior partner emeritus with the law firm of Irell & Manella LLP, one of the Company's counsel. Previously, Mr. Kaufman was a senior partner with Irell & Manella LLP for thirty-six years. In 2001, the Company paid approximately $783,000 in legal fees to Irell & Manella.

     In April 2001 the Company sold approximately $1.5 million principal balance of mortgage-backed securities to Fog Cutter Capital Group Inc. ("FCCG", formerly known as Wilshire Real Estate Investment Inc. ("WREI")) for proceeds of approximately $1.2 million. FCCG owned approximately 14% of the Company's outstanding common stock on the date of the transaction and approximately 18% at December 31, 2001.

     In July 2001 Amster Trading Company (of which Howard Amster, a Director of the Company, is a 100% shareholder) was paid a fee of $103,200 for services rendered in connection with the sale of the Bank's bankcard division. Amster Trading Company received an additional $5,333 in March 2002 relating to such sale and, if certain conditions are satisfied, may receive an additional contingent payment of up to $10,667 at a future date.

     In December 2001 the Company repurchased 4,168,854 shares of its common stock from entities affiliated with American Express Financial Advisors Inc. (collectively, "AXP"). These shares represented AXP's entire interest in the Company's common stock, or approximately 21% of the total WFSG shares previously outstanding. The purchase price for the shares was approximately $10.0 million, or $2.40 per share.

     In January and February 2002 the Company issued $7.69 million principal amount of 8% convertible subordinated debentures due December 15, 2005 to four of its Directors and one third-party investor (who later was appointed a Director) in a private placement. The following Directors purchased debentures in the following amounts: Howard Amster, $2.25 million; Daniel A. Markee, $1.0 million; Larry B. Faigin, $132,000; and Edmund M. Kaufman, $108,000. In addition, Robert H. Kanner, who has since become a Director, purchased $4.2 million in debentures. Commencing in July 2002, the debentures will be convertible at $2.40 per share and, at the option of the Company, will be redeemable (if certain conditions are satisfied) at 106% of the principal amount (convertible into a maximum of 3,396,417 shares), decreasing to par over the subsequent nine-month period. Proceeds from this issuance provided the majority of the financing for the common stock repurchase described above

Performance Graph

      The following Performance Graph covers the period beginning July 7, 1999 when the Company's new Common Stock commenced trading, through December 31, 2001. The graph compares the performance of the Company's Common Stock to the S&P 500 and a Financial Services Index ("FSI").

                                           2001 Measurement Period(1)(2)

                                                      July 7,       December 31,     December 31,      December 31,
                                                        1999            1999             2000              2001
                                                     ----------      ------------     ------------      ------------
            Company................................   $ 100.00        $  39.29         $  35.71          $ 58.57
            FSI(3).................................     100.00           94.64            77.91            77.30
            S&P 500................................     100.00          105.26            94.59            82.25

(1) Assumes all distributions to stockholders are reinvested on the payment dates.

(2) Assumes $100 invested on July 7, 1999 in the Company's Common Stock, the S&P 500 Index and the FSI.

(3) The companies included in the FSI through December 31, 2000 were Advanta Corporation, American Business Financial Services Inc., American Express Company, Bingham Financial Services Corporation, CIT Group Inc., Equivest Finance Inc., Resource America Inc. and Ocwen Financial Corporation. CIT Group Inc. and Equivest Finance Inc. were acquired by larger institutions during 2001 and consequently were excluded from the FSI at December 31, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires a company's directors and executive officers, and beneficial owners of more than 10% of the common stock of such company, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the company's securities. Due to an administrative oversight, the Company inadvertently failed to furnish a Form 3 on behalf of Joseph W. Kiley III reporting that he had been appointed President of FBBH. The Company subsequently disclosed his appointment and reportable holdings with the SEC. To the knowledge of the Company, no other director, officer, or beneficial owner of more than 10% of the Company's Common Stock has failed to timely furnish reports required of such person by Section 16(a) on Forms 3, 4 and 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The shares of common stock constitute the only outstanding class of voting securities of the Company. As of May 20, 2002, there were 16,210,604 shares of common stock outstanding and entitled to vote and approximately 44 stockholders of record.

     The following table shows, as of May 20, 2002, the beneficial ownership of common stock with respect to (i) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group.

                                                                            Amount and Nature of
                                                                                 Beneficial           Percent of
Name, Title and Address of Beneficial Owner                                    Ownership (1)            Class
--------------------------------------------                                   -------------            -----
Fog Cutter Capital Group Inc..........................................           2,874,741               17.7%
   1410 SW Jefferson Street
   Portland, Oregon 97201
Capital Research and Management - Income Fund.........................           2,150,517               13.3%
   333 South Hope Street, 55th Floor
   Los Angeles, CA 90071
Capital Research and Management - Bond Fund...........................           1,601,967                9.9%
   333 South Hope Street, 55th Floor
   Los Angeles, CA 90071
Lutheran Brotherhood Research Corp....................................           1,457,358                9.0%
   625 4th Avenue South
   Minneapolis, MN 55415
Jayhawk Capital Management............................................             947,000                5.8%
    8201 Mission Road, Suite 110
   Prairie Village, KS 66208
Directors and executive officers:
Larry B. Faigin (2)...................................................             171,217 (3)            1.1%
Howard Amster.........................................................           2,853,365 (4)           16.6%
   23811 Chagrin Blvd. #200
   Beachwood, OH 44122
Robert M. Deutschman (2) .............................................             147,917 (5)             *
Peter S. Fishman (2) .................................................              30,000 (6)             *
Stephen P. Glennon (2)................................................           1,025,000 (7)            5.9%
Robert H. Kanner......................................................           1,855,000 (8)           10.3%
   3830 Kelley Ave
   Cleveland, OH 44114
Edmund M. Kaufman (2).................................................             132,700 (9)             *
Daniel A. Markee (2)..................................................             504,584 (10)           3.0%
Bruce A. Weinstein (2)................................................             203,200 (11)           1.2%
Jay H. Memmott (2)....................................................             200,000 (11)           1.2%
Mark H. Peterman (2)..................................................             116,667 (12)            *
Joseph W. Kiley III (2)...............................................              50,000 (13)            *
All directors and executive officers as a group (12 persons)..........           7,289,650 (14)          34.1%
--------------------------------------------------------------------------
(1)	Amounts include stock options vesting within 60 days of May 20, 2002 and the maximum number of shares which may be acquired pursuant to the conversion of subordinated debentures after July 1, 2002.
(2)	The address for this stockholder is c/o Wilshire Financial Services Group Inc., 1776 S.W. Madison Street, Portland, OR 97205.
(3)	Includes 16,667 shares which may be acquired upon the exercise of options and 58,300 shares which may be acquired upon the conversion of subordinated debentures.
(4)	Includes 993,750 shares which may be acquired upon the conversion of subordinated debentures.
(5)	Includes 46,667 shares which may be acquired upon the exercise of options.
(6)	Includes 30,000 shares which may be acquired upon the exercise of options.
(7)	Includes 1,025,000 shares which may be acquired upon the exercise of options.
(8)	Includes 1,855,000 shares which may be acquired upon the conversion of subordinated debentures.
(9)	Includes 30,000 shares which may be acquired upon the exercise of options and 47,700 shares which may be acquired upon the conversion of subordinated debentures.
(10)	Includes 46,667 shares which may be acquired upon the exercise of options. Also includes 441,667 shares which may be acquired upon the conversion of subordinated debentures held by Forterra-Wilshire Partners, LLC ("Forterra-Wilshire"). Mr. Markee is the Managing Partner of Forterra-Wilshire and owns a 2.5% interest in the limited-liability company. Subsequent to conversion, Forterra-Wilshire may, at the option of each individual shareholder, distribute the acquired shares in proportion to each shareholder's interest.
(11)	Includes 200,000 shares which may be acquired upon the exercise of options.
(12)	Includes 116,667 shares which may be acquired upon the exercise of options.
(13)	Includes 50,000 shares which may be acquired upon the exercise of options.
(14)	Includes 1,761,668 shares which may be acquired upon the exercise of options and 3,396,417 shares which may be acquired upon the conversion of subordinated debentures.

* Less than 1%.

ADOPTION OF
THE COMPANY'S 2002 EQUITY PARTICIPATION PLAN
(Item No. 2 on Proxy Card)

     The stockholders of the Company are being asked to approve the adoption of the Company's 2002 Equity Participation Plan (the "Plan"). The 2002 Equity Participation Plan will be adopted by the Company's Board of Directors, but no options or shares of common stock of the Company have yet been granted under the Plan.

Purpose of the Plan

     The Board of Directors believes that adoption of the Plan is necessary to ensure that the Company maintains the ability to provide stock options for the independent directors of the Company and First Bank of Beverly Hills, FSB ("FBBH") and to continue to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock options and shares of common stock of the Company. As of May 22, 2002, of the 4,000,000 shares originally available for issuance under the Company's 1999 Equity Participation Plan, only 96,000 remained available for grants under options. The adoption of the Plan is therefore necessary to ensure that enough shares will be available for the issuance of stock options so as to meet commitments for options to be issued to independent directors, to further incentivize and retain key employees of the Company, if the Board of Directors so decide, and to compensate new key employees of the Company, all of which can assist in maximizing the full potential of shareholder value.

Required Vote

     Affirmative votes representing a majority of shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to approve this proposal. Abstentions will count as votes against this proposal because they will be counted as present at the meeting and entitled to vote on this proposal. However, broker non-votes will not be so considered and thus will not affect the determination as to whether the requisite majority approval has been obtained with respect to this proposal.

SUMMARY OF
THE COMPANY'S 2002 EQUITY PARTICIPATION PLAN TO BE APPROVED

Summary of the Plan

     The principal features of the Plan are summarized below. This summary, however, is not intended to be a complete discussion of all of the terms of the Plan. A copy of the Plan is attached hereto as Appendix B.

Shares Subject to the Plan

     Up to an aggregate of 1,000,000 shares of common stock of the Company are authorized for issuance under the Plan. If an option expires, becomes unexercisable without having been exercised in full or is surrendered pursuant to an option exchange program, the shares that were not purchased pursuant to such option shall become available for future grants under the Plan. However, if the Company reacquires shares that were issued pursuant to an option or Stock Award, as defined below, such shares shall not be available for future grants under the Plan. The aggregate number of shares available under the Plan and the number of shares subject to outstanding options will be increased or decreased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction. Notwithstanding the foregoing, until shares of common stock of the Company are traded on an established stock exchange or the National Market System of NASDAQ, the total number of shares of common stock of the Company issuable upon the exercise of all outstanding options (together with options outstanding under any stock option plan of the Company) and the total number of shares provided under any stock bonus or similar plan of the Company shall not exceed 30% of the then outstanding shares of common stock of the Company.

     The Plan will be approved by the Board of Directors, but no options or Stock Awards, as defined below, have yet been granted under the Plan. It is anticipated that upon approval, options will be granted under the Plan to the independent directors of the Company and FBBH in accordance with current Company allocations to such directors. It is further anticipated that upon approval of the Plan, the Board of Directors will approve necessary resolutions to provide for automatic vesting of the options granted thereunder to the independent directors of the Company and FBBH upon a change in control of the Company or FBBH.

Type of Options

     Two types of options may be granted under the Plan: options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options not so qualified for favorable federal income tax treatment ("NSOs"). Each option granted shall be subject to a stock option agreement between the participant and the Company. Such agreements shall contain such terms and provisions as the Committee (as defined below) may determine in its discretion, and need not be uniform.

Stock Awards

     The Committee, in its discretion, may also grant or sell shares of common stock of the Company to employees, consultants and directors of the Company, FBBH or any other subsidiary pursuant to a stock award under the Plan ("Stock Award"). Stock Awards shall be granted on such terms and conditions as the Committee deems advisable and specifies in the respective grants. The Committee, in its discretion, can condition the granting or vesting of stock awards on the attainment of predetermined goals, such as profitability, return on equity and/or other financial objectives of the Company. An individual who has been granted a Stock Award may, if such individual is otherwise eligible, be granted additional Stock Awards as the Committee may determine.

Stock Options: Eligibility and Participation

     All employees (including officers), directors, and consultants of the Company, FBBH or any other subsidiary are eligible for selection to receive options under the Plan, subject to two restrictions: (1) no ISO may be granted to any person who, at the time of grant, is not an employee of the Company, FBBH or any other subsidiary, and (2) no participant may receive grants of options with respect to more than 1,000,000 shares of common stock of the Company (subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction) during any fiscal year of the Company or portion thereof. If an option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that expired or terminated option continue to be counted against the maximum number of shares for which options may be granted to a participant during a fiscal year of the Company or portion thereof. Subject to such limitations, an individual who has been granted an option may, if such individual is otherwise eligible, be granted additional options as the Committee may determine.

     The actual benefits, if any, to the holders of stock options issued under the Plan are not determinable, as all grants to be made under the Plan are discretionary and, prior to exercise, the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the common stock of the Company on the date of exercise and the exercise price of a holder's stock option.

Administration of the Plan

     The Plan shall be administered by a Committee of the Board of Directors (the "Committee") consisting of two or more directors of the Company who are both (a) "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act, and (b) "outside directors" within the meaning of Section 162(m) of the Code. The Committee has extremely wide discretion and power in interpreting and operating the Plan and in determining the terms of individual options. However, the Committee does not have the authority to reprice options granted under the Plan.

Option and Stock Award Price

     The purchase price for shares of common stock of the Company covered by each option shall be determined by the Committee. In the case of an ISO, the purchase price shall not be less than 100% of the fair market value of such shares on the date of grant, but if the ISO is granted to a 10% shareholder of the Company or its subsidiaries (measured by ownership of voting power), the purchase price of an ISO shall not be less than 110% of the fair market value of such shares on the date of grant. In the case of an NSO or Stock Award, while the shares are not traded on an established stock exchange or on the National Market System of NASDAQ, the purchase price shall not be less than 85% of the fair market value of such shares on the date of grant, but, if the NSO or Stock Award is granted to a 10% shareholder of the Company or its subsidiaries (measured by ownership of voting power), the purchase price of an NSO or Stock Award shall not be less than 110% of the fair market value of such shares on the date of grant.

Exercisability of Options; Vesting of Stock Awards

     The Committee shall determine when and under what conditions any option shall become exercisable and when shares issued pursuant to a Stock Award shall become vested; provided that, while shares of common stock of the Company are not traded on an established stock exchange or on the National Market System of NASDAQ, options granted to employees who are not directors or officers of the Company shall become exercisable, and shares granted or sold pursuant to a Stock Award to employees who are not directors or officers of the Company shall become vested, at a rate of at least 20% per year over five years from the date the option or Stock Award is granted, subject to reasonable conditions such as continued employment. Furthermore, the aggregate fair market value of shares of common stock of the Company (determined at the date of grant) for which ISOs (whenever granted) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000; any options in excess of this limit shall be treated as NSOs. The purchase price of shares on the exercise of an option shall be paid in full at the time of exercise in cash or by check payable to the order of the Company, or, subject to the approval of the Committee, by the delivery of shares of common stock of the Company already owned by the participant, by the participant's promissory note, through a "broker's" exercise involving the immediate sale or pledge of shares with a value sufficient to pay the exercise price, or by any other method permitted by applicable law.

Duration of Option

     Each option shall expire on the date specified by the Committee, but all options shall expire within 10 years of the date of grant. ISOs granted to 10% shareholders of the Company (measured by ownership of voting power) shall expire within five years from the date of grant.

Termination of Employment; Death or Disability

     If a participant ceases to be employed by the Company or any of its subsidiaries for any reason other than termination for cause, death or permanent disability, the participant's vested options that are exercisable shall be exercisable for a maximum period of 90 days after the termination of employment (unless otherwise determined by the Committee in an individual option agreement or otherwise); provided that such vested options are exercisable for at least 30 days from the date of termination. If a participant's employment is terminated for cause, all of his options will be immediately terminated and canceled (unless otherwise determined by the Committee in an individual option agreement or otherwise). If a participant dies or becomes permanently disabled, the participant's vested options that are exercisable shall be exercisable for a maximum period of 12 months after the date of death or permanent disability (unless otherwise determined by the Committee in an individual option agreement or otherwise); provided that such vested options are exercisable for at least six months from the date of death or disability. After a participant's death, any vested options which remained exercisable on the date of death may be exercised by the person or persons to whom the participant's rights pass by will or the laws of descent and distribution. The Committee may determine, in its discretion, that the unexercisable portion of an option will become exercisable at such time and on such terms as the Committee may determine.

Certain Corporate Transactions

     Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Committee, may, in its sole discretion, do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the participants); (ii) accelerate any vesting schedule to which an option or Stock Award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Stock Awards or options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise; or (iv) cancel options upon payment to the participants in cash of an amount that is the equivalent of the excess of the fair market value of the common stock of the Company (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the option to the extent the options are vested and exercisable. The Committee may also provide for one or more of the foregoing alternatives in any particular option agreement or agreement governing a Stock Award.

Rights as a Stockholder

     The recipient of an option will have no rights as a stockholder with respect to shares of Company common stock covered by the option until the date such recipient becomes a holder of record of such shares. The recipient of a Stock Award shall have all the rights of a shareholder with respect to the common stock of the Company issued pursuant to the Stock Award, including the right to vote such shares, but, the recipient of a Stock Award shall not be entitled to the dividends and interest with respect to such shares until such shares are vested.

Assignability of Options

     An ISO granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by him or her. An NSO issued under the Plan shall be nontransferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, except that, with the consent of the Committee, it may be assigned, in whole or in part, during the optionee's lifetime by gift to one or more members of the optionee's immediate family. When shares of common stock of the Company are traded on an established stock exchange or on the National Market System of NASDAQ, the Committee may determine, in its discretion, that an NSO may be assigned pursuant to a qualified domestic relations order, as such term is defined in the Code.

Duration, Termination and Amendment of the Plan

     The Plan shall continue in effect until 10 years after the earlier of its adoption by the Board of Directors or its approval by the stockholders. The Board of Directors, however, may suspend or terminate the Plan at any time. The suspension or termination of the Plan will generally not affect the validity of any option outstanding on the date of termination. The Board of Directors may also amend the Plan at any time, except that the Company will obtain stockholder approval for any amendment to the extent such approval is necessary or desirable to preserve the favorable tax status of ISOs and to comply with applicable law or the requirements of any exchange or quotation system. For example, an amendment to increase the maximum number of shares which may be issued under the Plan, change the minimum exercise price of ISOs, increase the maximum term of ISOs, or permit the granting of options to anyone other than those eligible under the terms of the Plan, will be submitted for stockholder approval. Furthermore, no amendment of the Plan shall amend or impair any rights or obligations under any option theretofore granted under the Plan without the written consent of the holder of the affected option.

Federal Income Tax Matters

     The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OF THE PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

     The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

Non-Qualified Stock Options

     Under current federal income tax law, the grant of an NSO has no tax effect on the Company or the optionee. If the shares of common stock of the Company received on the exercise of an NSO are not subject to restrictions on transfer or risk of forfeiture, the exercise of the NSO will result in ordinary income to the optionee equal to the excess of the fair market value of the shares at the time of exercise over the option price. The optionee's tax basis in the shares will be equal to the option price plus the amount of ordinary income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any gain or loss recognized by the optionee will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. At the time of recognition of ordinary income by the optionee upon exercise, the Company will normally be allowed to take a deduction for federal income tax purposes in an amount equal to such recognized ordinary income.

     If the shares received on the exercise of an NSO are subject to restrictions on transfer or risk of forfeiture (e.g., a vesting condition), different rules will apply, and the tax consequences will depend on whether the optionee makes an election under Section 83(b) of the Code within 30 days after exercise of the option. If the optionee does not make a Section 83(b) election, the optionee will recognize ordinary income when the shares vest in an amount equal to the excess of the fair market value on the date of vesting over the exercise price. In that case, the optionee's basis in the shares will be the fair market value of the shares on the date of vesting, and optionee's holding period will begin on the date of vesting. Upon any later disposition of the shares, any gain or loss that the optionee recognizes will be capital gain or loss, and will be long-term capital gain or loss if the optionee holds the shares more than one year after vesting. The Company will be allowed a deduction for federal income tax purposes when the shares vest equal to the amount of ordinary income the optionee recognizes.

     On the other hand, if the optionee makes a Section 83(b) election, the optionee will recognize ordinary income at the time of exercise equal to the excess of the fair market value on the date of exercise over the exercise price. The Company will be allowed a deduction for federal income tax purposes on the date of exercise equal to the amount of ordinary income he or she recognizes. The optionee's basis in the shares will generally begin on the date of exercise, and the optionee's basis in the shares will generally be the option price increased by the amount of ordinary income the optionee recognized at the time of exercise. Upon any later disposition of the shares, any gain or loss that the optionee recognizes will be capital gain or loss, and will be long-term capital gain or loss if the optionee holds the shares more than one year after exercise. However, if the optionee later forfeits the shares, the optionee will recognize a capital loss equal to excess (if any) of the option price over any amount the optionee receives from the Company on the forfeiture. In other words, if an optionee makes the Section 83(b) election and thereby recognizes ordinary income on the date of exercise, the optionee will receive no corresponding deduction or loss if the optionee later forfeits the shares for the amount of ordinary income the optionee recognized.

Incentive Stock Options

     The federal income tax consequences associated with ISOs are generally more favorable to the optionee and less favorable to the Company than those associated with NSOs. Under current federal income tax law, the grant of an ISO does not result in income to the optionee or in a deduction for the Company at the time of the grant. Generally, the exercise of an ISO will not result in income for the optionee if the optionee does not dispose of the shares within two years after the date of grant or within one year after the date of exercise. If these requirements are met, the basis of the shares of Company common stock upon a later disposition will be the option price, any gain on the later disposition will be taxed to the optionee as long-term capital gain, and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income, which could cause the optionee to be subject to the alternative minimum tax, thereby in effect depriving the optionee of the tax benefits of ISO treatment. If the optionee disposes of the shares before the expiration of either of the holding periods described above (a "Disqualifying Disposition"), the optionee will have compensation taxable as ordinary income, and the Company will normally be entitled to a deduction, equal to the lesser of (a) the fair market value of the shares on the exercise date minus the option price, or (b) the amount realized on the disposition minus the option price. If the price realized in any such Disqualifying Disposition of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain, depending on the optionee's holding period for the shares.

Stock Awards

     In general, no taxable income will be recognized by a grantee at the time a Stock Award is granted. Generally, on the date the shares acquired pursuant to the Stock Award become vested, the grantee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date the shares vest and the purchase price, and the Company will receive a tax deduction for the same amount. Upon disposition of the shares acquired, the grantee will recognize the appreciation or depreciation on the shares after the date of vesting as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

     Alternatively, a grantee may elect to make an election under Section 83(b) of the Code with respect to unvested shares acquired pursuant to a Stock Award. If a grantee makes a Section 83(b) election with the Internal Revenue Service within 30 days from the date of grant, the grantee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date the Stock Award is granted and the purchase price, and the Company will receive a tax deduction for the same amount. If the grantee makes a timely Section 83(b) election, the grantee will not recognize ordinary income when the shares vest. Upon disposition of the shares acquired, the grantee will recognize the appreciation or depreciation on the shares after the date of the Stock Award grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held. If the grantee forfeits unvested shares, the grantee will recognize a capital loss equal to the excess (if any) of the purchase price over any amount the grantee receives from the Company on the forfeiture. Generally, if the grantee makes a Section 83(b) election, and thereby recognizes ordinary income on the date the Stock Award is granted, the grantee will receive no corresponding deduction or loss for the amount of ordinary income the grantee recognized if the grantee later forfeits any unvested shares.

$1,000,000 Limit on Deductible Compensation

     Section 162(m) of the Code provides that any publicly-traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to "performance-based compensation," as defined in Section 162(m). Compensation is performance-based compensation if (i) the compensation is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the Board of Directors of directors consisting of "outside directors"; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and (iv) the compensation committee certifies that the performance goals have been satisfied. The Company believes that, if the stockholders approve the Plan, the stock options granted thereunder (unless granted for purchase prices below the fair market value of the stock subject to the options) will satisfy the requirements to be treated as performance- based compensation, and accordingly will not be subject to the deduction limit of Section 162(m) of the Code. Stock awards will qualify as performance-based compensation only if the grant or vesting of the stock awards depends on the attainment of one or more previously established objective performance goals determined by the Committee and based on the profitability, return on equity and/or other financial objectives of the Company.

Excess Parachute Payments

     Under Section 4999 of the Code, certain officers, stockholders, or highly- compensated individuals ("Disqualified Individuals") will be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain "excess parachute payments" which they receive as a result of a change in control of the Company. Furthermore, Section 280G of the Code prevents the Company from taking a deduction for any "excess parachute payments." The cash out or acceleration of the vesting of stock options or Stock Awards upon a corporate transaction may cause the holders of such stock options who are Disqualified Individuals to recognize certain amounts as "excess parachute payments" on which they must pay the 20% excise tax, and for which the Company will be denied a tax deduction.

Special Rules; Withholding of Taxes

     Special tax rules may apply to a participant who is subject to Section 16 of the Exchange Act. Other special tax rules will apply if a participant exercises a stock option by delivering shares of Company common stock which he or she already owns, or through a "broker's exercise."

     The Company may take whatever steps the Committee deems appropriate to comply with any applicable withholding tax obligation in connection with the exercise of an option or the grant or vesting of a Stock Award, including requiring any participant to pay the amount of any applicable withholding tax to the Company in cash. The Committee may, in its discretion, authorize "cashless withholding."

Provisions of Information

     While the shares are not traded on an established stock exchange or on the National Market System of NASDAQ, participants, upon the exercise of an option or a Stock Award, shall receive, at least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" ITEM NO. 2
THE ADOPTION OF THE 2002 EQUITY PARTICIPATION PLAN.

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP ("D&T") has audited the financial statements of the Company for the year ended December 31, 2001 and has been engaged to audit the financial statements of the Company for the year ending December 31, 2002. A representative of D&T is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so. That representative is also expected to be available to respond to appropriate questions.

     On October 6, 2000, the Company elected not to renew the engagement of its former independent accountants, Arthur Andersen LLP. The decision was recommended by the Audit Committees of the Boards of Directors of the Company and the Bank and approved by the Board of Directors of the Company.

     Through October 6, 2000, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. In addition, through October 6, 2000 there were no reportable events as described in Regulation S-K, Item 304(a)(1)(v).

     The Company engaged D&T as the Company's new independent accountants and tax advisors as of October 11, 2000. Prior to October 11, 2000, the Company did not consult with D&T on any items which concern the subject matter of a disagreement or reportable event with the former auditor as described in Regulation S-K, Item 304(a)(2).

OTHER BUSINESS

     The Company does not know of any other business to be presented at the annual meeting and does not intend to bring any other matters before the annual meeting. However, if any other matters properly come before the annual meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     In order to be eligible for inclusion in the Company's proxy statement and proxy card for the next annual meeting of stockholders in 2003 pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than January 22, 2003. However, in order for such stockholder proposals to be eligible to be brought before the stockholders at the next annual meeting, the stockholder submitting such proposals also must comply with the procedures, including the deadlines, required by the Company's bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company's proxy statement.

By Order of the Board of Directors

/s/ BRUCE A. WEINSTEIN

Bruce A. Weinstein
Executive Vice President and
Chief Financial Officer

Portland, Oregon
May 22, 2002

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY BY (1) A LATER DATED PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY OR (2) ADVISING THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS ON TUESDAY, JUNE 25, 2002. PLEASE RETURN YOUR PROXY IN TIME.

APPENDIX A

Wilshire Financial Services Group Inc.
AUDIT COMMITTEE CHARTER

The Board of Directors of Wilshire Financial Services Group Inc. hereby constitutes and establishes an audit committee with authority, responsibility and duties as described in this document. This charter has been drafted in conformity with the February, 1999 report of the “Blue Ribbon” Committee on Improving the Effectiveness of Corporate Audit Committees, which was sponsored by the New York Stock Exchange and the National Association of Securities Dealers. This document should be reviewed and reassessed annually.

Mission
The mission of the audit committee is to create an effective control environment and transparent financial reporting by evaluating and monitoring:
o   Effectiveness of management to develop financial reporting processes consistent with the needs of the business.
o   Effectiveness of the Company’s accounting principles and procedures.
o   Adequacy of the Company’s accounting principles and procedures which govern financial reporting.
o   Independent and Internal Auditor’s review procedures, scope and exceptions.

Composition and Term of Appointment
The audit committee shall consist of not fewer than three directors, all of whom are independent of management and of any relationships that would interfere with their responsibilities as committee members, as defined in attachment A hereto. Each member will possess the financial knowledge necessary to read and understand basic financial statements. At least one member of the audit committee shall have accounting or related financial management expertise. Such expertise may include serving as a CFO or in a similar capacity with another entity. Membership and terms of appointment shall be at the discretion of the board of directors.

Authority
The audit committee is empowered by the board to retain qualified persons as necessary to assist in the effective discharge of their responsibilities. This includes the authority and responsibility to select, evaluate and replace the outside auditor. The audit committee may be requested by the board to investigate any activity of the company, and all employees are directed to cooperate fully as requested by members of the committee and their representatives.

Responsibility
The audit committee is to assist the board of directors in carrying out its fiduciary responsibility to shareholders and the investment community relating to the quality and integrity of accounting systems, financial reporting practices and the overall internal control structure of Wilshire Financial Services Group Inc. and its subsidiaries. The committee will serve as a focal point for communication between non-committee directors, independent accountants, internal audit and Wilshire management, as their duties relate to financial accounting, reporting and controls. The committee is to be the board’s principal agent in ensuring the independence of the corporation’s independent accountants and the adequacy of disclosures to stockholders. The audit committee itself does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

The independent auditor is ultimately accountable to the board of directors and the audit committee of the company.

Meetings
The audit committee shall meet at least quarterly (to coincide with each fiscal quarter) and more often as deemed necessary by the committee. As necessary or desirable, the chairman may request that members of management, internal audit and representatives of the independent accountants be present at meetings of the committee.

Minutes
Minutes are to be prepared at each meeting and sent to audit committee members and to Wilshire board members who are not on the committee. The company’s independent auditors shall also be recipients of minutes for all meetings that they attend and for other meetings as deemed necessary by the committee.

Specific Duties of the Audit Committee

1.	Review with company management, independent accountants and internal audit, the company’s policies and procedures to reasonably ensure the adequacy of internal accounting and financial reporting controls.

2.	Review and approve internal audit's annual audit plan. Monitor completion of the audit plan during the year.

3.	Review, discuss and understand all findings of the internal audit group. Ensure timely resolution of enhancements to the system of internal control.

4.	Instruct the independent public accountant and the internal auditor that the committee expects to be advised if there are any areas that require its special attention.

5.	In connection with the annual external audit and quarterly reviews, review the scope and general extent of the independent accountant’s planned audit examination, including their engagement letter. The auditors’ fees are to be arranged with management and summarized for committee review. This review should include obtaining an explanation from the independent accountant of the factors considered by the accountant in determining the audit scope.:

6.	Upon completion of the annual audit and quarterly reviews and prior to the public release of such information, review with company management and the independent accountants, financial results (including SEC filings), audit adjustments and operations/accounting recommendations.

7.	The committee should inquire as to the extent to which independent public accountants other than the principal auditor are to be used and understand the rationale for using them.

8.	Review management’s proposed selection of an independent public accountant and decide whether or not to confirm based on management recommendations, past performance, proposed audit fee and engagement letter coverage, firm reputation, experience levels of the partner and other management personnel, and assigned staff.

9.	Instruct the independent auditor to annually submit a formal written statement regarding relationships and services which may impact independence.

10.	Review independent accountants' annual post-audit "comment letter" and management's responses to it.

11.	Review with management, prior to the engagement of independent auditors for any non-audit services if the fee is greater than $25,000.

The foregoing has been reviewed and approved by each of the Independent Directors.

-----------------------------------------------------	-----------------------------------------------------
Larry Faigin, Chairman	Howard Amster, Director

-----------------------------------------------------	-----------------------------------------------------
Dan Markee, Director	Robert Deutschman, Director

-----------------------------------------------------	-----------------------------------------------------
Peter Fishman, Director	Robert Kanner, Director

-----------------------------------------------------
Ed Kaufman, Director

Revised May 7, 2002

APPENDIX B

WILSHIRE FINANCIAL SERVICES GROUP INC.

2002 EQUITY PARTICIPATION PLAN

1.   Purposes of the Plan. The purposes of this Plan are:

       (a) to attract and retain the best available personnel for positions of substantial responsibility,

       (b) to provide additional incentive to selected key Employees, Consultants and Directors, and

       (c) to promote the success of the Company's business.

2.   Definitions. For the purposes of this Plan, the following terms will have the following meanings:

       (a) “Administrator” means the Board or any of its Committees that administer the Plan, in accordance with Section 4.

       (b) “Applicable Laws” means the legal requirements relating to the administration of and issuance of securities under stock option plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Administrator.

       (c) “Board” means the Board of Directors of the Company.

       (d) “Cause” shall have the meaning set forth in a Grantee’s employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Grantee which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Grantee personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Grantee or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any material misuse or improper disclosure of confidential or proprietary information of the Company.

       (e) “Code” means the Internal Revenue Code of 1986, as amended. For all purposes of this Plan, references to Code sections shall be deemed to include any successor Code sections, to the extent reasonably appropriate as determined by the Administrator.

       (f) “Committee” means a Committee appointed by the Board in accordance with Section 4.

       (g) “Common Stock” means the common stock, $0.01 par value per share, of the Company.

       (h) “Company” means Wilshire Financial Services Group Inc., a Delaware corporation.

       (i) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services and who is compensated for such services, provided that the term “Consultant” does not include (i) Employees, (ii) Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors, (iii) any person who provides services in connection with the offer or sale of securities in a capital-raising transaction, or who directly or indirectly promotes or maintains a market for the securities of the Company.

       (j) “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor, or (iii) in the case of a Nonqualified Stock Option or Stock Award, the ceasing of a person to be an Employee while such person remains a Director or Consultant, the ceasing of a person to be a Director while such person remains an Employee or Consultant, or the ceasing of a person to be a Consultant while such person remains an Employee or Director.

       (k) “Director” means a member of the Board or of the board of directors of any Parent or Subsidiary.

       (l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

       (m) “Employee” means any person, including Officers and Directors employed as a common law employee by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient, in and of itself, to constitute “employment” by the Company.

        (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        (o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of NASDAQ, the Fair Market Value of a Share of Common Stock will be (A) the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, or (B) any sales price for such stock (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Common Stock) on the day of determination, as the Administrator may select, in each case as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(ii)	If the Common Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market System) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on (A) the last market trading day prior to the day of determination, or (B) the day of determination, as the Administrator may select, in each case as reported in the Wall Street Journal or any other source the Administrator considers reliable.

(iii)	If the Common Stock is not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Administrator considers appropriate, such determination by the Administrator to be final, conclusive and binding.

       (p) “Grant Notice” shall mean a written notice evidencing certain terms and conditions of an individual Option grant. The Grant Notice is part of the Option Agreement.

       (q) “Grantee” shall mean (i) any Optionee or (ii) any Employee, Consultant or Director to whom a Stock Award has been granted pursuant to this Plan.

       (r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

       (s) “NASDAQ” means the National Association of Securities Dealers, Inc. Automated Quotation System.

       (t) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

       (u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

       (v) “Option” means a stock option granted under this Plan.

       (w) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of this Plan.

       (x) “Option Exchange Program” means a program in which outstanding Options are surrendered in exchange for Options with a lower exercise price.

       (y) “Optioned Stock” means the Common Stock subject to an Option.

       (z) “Optionee” means an Employee, Consultant or Director who holds an outstanding Option.

       (aa) “Parent” means a “parent corporation” with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

       (bb) “Plan” means this 2002 Equity Participation Plan.

       (cc) “Publicly Traded” means that the Shares are traded on an established stock exchange or on the National Market System of NASDAQ.

       (dd) “Section” means, except as otherwise specified, a section of this Plan.

       (ee) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15.

       (ff) “Stock Award” shall mean a grant or sale by the Company of a specified number of Shares upon terms and conditions determined by the Administrator.

       (gg) “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or later existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan will be 1,000,000 Shares of Common Stock; provided, however, that while the Shares are not Publicly Traded the total number of Shares issuable upon the exercise of all outstanding Options and the total number of Shares provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage permitted pursuant to Rule 260.140.45 promulgated under the California Corporations Code unless a higher percentage is approved by two-thirds of the outstanding shares eligible to vote. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or if a Stock Award shall be cancelled or surrendered or expire for any reason without having been received in full, the Shares that were not purchased or received which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). If the Company reacquires Shares which were issued pursuant to the exercise of an Option or grant of a Stock Award, however, those reacquired Shares will not be available for future grant under the Plan.

4. Administration of the Plan.

       (a) Procedure.

(i)	Composition of the Administrator. The Plan will be administered by (A) the Board, or (B) a Committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, from and after such time as the Company is registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by a Committee, which will then consist solely of persons who are both “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are both “non-employee directors” and “outside directors” shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee.

(ii)	Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees and Consultants who are neither Directors nor Officers.

       (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to that Committee, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o);

(ii)	to select the Consultants, Employees or Directors to whom Options or Stock Awards may be granted;

(iii)	to determine whether and to what extent Options or Stock Awards are granted, and whether Options are intended as Incentive Stock Options or Nonqualified Stock Options;

(iv)	to determine the number of Shares to be covered by each Option or Stock Award granted;

(v)	to approve forms of Grant Notices, Option Agreements and agreements governing Stock Awards;

(vi)	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any grant of Options or Stock Awards, including, but not limited to, (A) the Options’ exercise price, (B) the time or times when Options may be exercised or Stock Awards will be vested, which may be based on performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant; provided, however, that while the Shares are not Publicly Traded, Options or Stock Awards granted to an Employee who is neither a Director nor an Officer will vest at a rate of at least 20% per year over five years from the date of grant, subject to reasonable conditions such as Continuous Status as an Employee, (C) any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, Optioned Stock or Stock Award, based in each case on factors that the Administrator determines in its sole discretion, including but not limited to a requirement subjecting the Optioned Stock or Shares to (1) certain restrictions on transfer (including without limitation a prohibition on transfer for a specified period of time and/or a right of first refusal in favor of the Company), and (2) a right of repurchase in favor of the Company upon termination of the Grantee’s Continuous Status as an Employee, Director or Consultant, which right will terminate no later than the date on which the Company’s securities become Publicly Traded and will satisfy, if applicable, the requirements of Rule 260.140.41(k) promulgated under the California Corporations Code, as amended;

(vii)	to construe and interpret the terms of this Plan;

(viii)	to prescribe, amend, and rescind rules and regulations relating to the administration of this Plan;

(ix)	to modify or amend each Option or Stock Award, subject to Section 17(c);

(x)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xi)	to institute an Option Exchange Program;

(xii)	to accelerate the vesting or exercisability of an Option or Stock Award;

(xiii)	to determine the terms and restrictions applicable to Options or Stock Awards; and

(xiv)	to make all other determinations it considers necessary or advisable for administering this Plan.

Notwithstanding the foregoing, the Administrator shall not have the power to reduce the exercise price of any Option to the Fair Market Value at the time of the reduction, if the Fair Market Value of the Common Stock covered by that Option has declined since the date it was granted.

       (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations will be final and binding on all holders of Options or Stock Awards.

5. Eligibility. Options granted under this Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant. Nonqualified Stock Options and Stock Awards may be granted to Employees, Consultants and Directors. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Consultant or Director who has been granted an Option or a Stock Award may be granted additional Options or Stock Awards.

6. Limitations on Grants of Incentive Stock Options. Each Option will be designated in the Grant Notice as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, if the Shares subject to an Optionee’s Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be treated as Nonqualified Stock Options. For purposes of this Section 6, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

7. Limit on Annual Grants to Individuals. From and after such time as the Company is required to be registered pursuant to Section 12 of the Exchange Act, no Optionee may receive grants, during any fiscal year of the Company or portion thereof, of Options which, in the aggregate, cover more than 1,000,000 Shares, subject to adjustment as provided in Section 15. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to that expired or terminated Option will continue to count against the maximum numbers of shares for which Options may be granted to an Optionee during any fiscal year of the Company or portion thereof.

8. Term of the Plan. Subject to Section 21, this Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 21. It will continue in effect for a term of ten years unless terminated earlier under Section 17. Unless otherwise provided in this Plan, its termination will not affect the validity of any Option or Stock Award outstanding at the date of termination.

9. Term of Option. The term of each Option will be stated in the Option Agreement; provided, however, that in no event may the term be more than ten years from the date of grant. In addition, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Option Agreement.

10. Option Exercise Price and Consideration.

       (a) Exercise Price of Incentive Stock Options. The exercise price for Shares to be issued pursuant to exercise of an Incentive Stock Option will be determined by the Administrator provided that the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant; provided, further that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

       (b) Exercise Price of Nonqualified Stock Options. In the case of a Nonqualified Stock Option granted while the Shares are not Publicly Traded, the exercise price will be determined by the Administrator provided that the per Share exercise price will be no less than 85% of the Fair Market Value per Share on the date of grant; provided, further that in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

       (c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions which must be satisfied before the Option may be exercised. Exercise of an Option may be conditioned upon performance criteria or other reasonable conditions such as Continuous Status as an Employee, Director or Consultant.

       (d) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist partially or entirely of:

(i)	cash;

(ii)	a promissory note made by the Optionee in favor of the Company;

(iii)	other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which an Option will be exercised;

(iv)	delivery of a properly executed exercise notice together with any other documentation as the Administrator and the Optionee’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(v)	any other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11. Exercise of Option.

       (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at times and under conditions determined by the Administrator and set forth in the Option Agreement; provided, however, that an Option may not be exercised for a fraction of a Share.

        An Option will be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and (iii) all representations, indemnifications and documents reasonably requested by the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Subject to the provisions of Sections 13(c), 18, and 19, the Company will issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Plan. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares of Common Stock acquired upon exercise of an Option, if those Shares remain subject to repurchase under the provisions of the Option Agreement or any other agreement between the Company and the Optionee, or if those Shares are collateral for a loan or obligation due to the Company.

        Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

       (b) Termination of Employment or Consulting Relationship or Directorship. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, death or Disability), the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of 90 days following such termination (or such other period as is set forth in the Option Agreement or determined by the Administrator); provided, however, in no event shall such period expire before the 30th day following the date of termination. If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

       (c) Disability of Optionee. If an Optionee holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates because of Disability, the Optionee may exercise the Options that were vested and exercisable as of the date of termination for a period of twelve months following such termination (or such other period as is set forth in the Option Agreement or determined by the Administrator); provided, however, in no event shall such period expire prior to 6 months following the date of termination. If the Optionee is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

       (d) Death of Optionee. If an Optionee holds exercisable Options on the date his or her death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Options that were vested and exercisable as of the date of death for a period of twelve months following the date of death (or such other period as is set forth in the Option Agreement or determined by the Administrator); provided, however, in no event shall such period expire prior to 6 months following the date of death. If the Optionee is not entitled to exercise his or her entire Option at the date of death, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise an Option within the time specified above after termination, that Option will expire, and the Shares covered by it will revert to the Plan, unless otherwise set forth in the Option Agreement or determined by the Administrator.

       (e) Termination for Cause. If an Optionee’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, then all Options (including any vested Options) held by Optionee shall immediately be terminated and cancelled.

       (f) Disqualifying Dispositions of Incentive Stock Options. If Common Stock acquired upon exercise of any Incentive Stock Option is disposed of in a disposition that, under Section 422 of the Code, disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Common Stock immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

12. Non-Transferability of Options.

       (a) No Transfer. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, to the extent that the Administrator so authorizes at the time a Nonqualified Stock Option is granted or amended, (i) such Option may be assigned, in whole or in part, during the Optionee’s lifetime by gift to one or more members of Optionee’s “immediate family” as defined in the rules adopted pursuant to Section 16 of the Exchange Act. Rights under the assigned portion may be exercised by the family member(s) who acquire a proprietary interest in such Option pursuant to the assignment, and (ii) after the Shares are Publicly Traded, such Option may be assigned pursuant to a qualified domestic relations order as defined in the Code, and exercised by the spouse of the Optionee who obtained such Option pursuant to such qualified domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Administrator deems appropriate.

       (b) Designation of Beneficiary. An Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee’s death. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Optionee may change such designation of beneficiary at any time by written notice to the Administrator, subject to the above spousal consent requirement.

       (c) Effect of No Designation. If an Optionee dies and there is no beneficiary validly designated and living at the time of the Optionee’s death, the Company will deliver such Optionee’s Options to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

       (d) Death of Spouse or Dissolution of Marriage. If an Optionee designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Optionee’s marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Optionee. Without limiting the generality of the preceding sentence, the interest in Options of a spouse of an Optionee who has predeceased the Optionee or (except as provided in Section 12(a) regarding qualified domestic relations orders) whose marriage has been dissolved will automatically pass to the Optionee, and will not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor will any such interest pass under the laws of intestate succession.

13. Stock Awards.

       (a) Grant. Subject to the express provisions and limitations of the Plan, the Administrator, in its sole and absolute discretion, may grant Stock Awards to Employees, Consultants or Directors for a number of shares of Common Stock on such terms and conditions and to such Employees, Consultants or Directors as it deems advisable and specifies in the respective grants. Subject to the limitations and restrictions set forth in the Plan, an Employee, Consultant or Director who has been granted an Option or Stock Award may, if otherwise eligible, be granted additional Options or Stock Awards if the Administrator shall so determine. Notwithstanding the foregoing, while the Shares are not Publicly Traded, no Stock Award shall be made unless such Stock Award provides that the Grantee will pay an amount not less than 85% of the Fair Market Value per Share on the date of grant of the Stock Award in exchange for the Shares awarded pursuant to such Stock Award (and, in the case of a Grantee who, at the time the Stock Award is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, such amount shall be no less than 110% of the Fair Market Value per Share on the date of grant of the Stock Award).

       (b) Restrictions. The Administrator, in its sole and absolute discretion, may impose restrictions in connection with any Stock Award, including without limitation, (i) imposing a restricted period during which all or a portion of the Common Stock subject to the Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered (the “Restricted Period”), (ii) providing for a vesting schedule with respect to such Common Stock such that if a Grantee ceases to be an Employee, Consultant or Director during the Restricted Period, some or all of the shares of Common Stock subject to the Stock Award shall be immediately forfeited and returned to the Company. The Administrator may, at any time, reduce or terminate the Restricted Period. Each certificate issued in respect of shares of Common Stock pursuant to a Stock Award which is subject to restrictions shall be registered in the name of the Grantee, shall be deposited by the Grantee with the Company together with a stock power endorsed in blank and shall bear an appropriate legend summarizing the restrictions imposed with respect to such shares of Common Stock.

       (c) Rights As Shareholder. Subject to the terms of any agreement governing a Stock Award, the Grantee of a Stock Award shall have all the rights of a shareholder with respect to the Common Stock issued pursuant to a Stock Award, including the right to vote such Shares; provided, however, that dividends or distributions paid with respect to any such Shares which have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Shares have vested unless otherwise released by the Administrator in its sole discretion. A Grantee shall not be entitled to interest with respect to the dividends or distributions so deposited.

14. Withholding Taxes. The Company will have the right to take whatever steps the Administrator deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company’s obligations to deliver Shares upon the exercise of an Option or in connection with a Stock Award will be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise of an Option, the Company will have the right to withhold taxes from any other compensation or other amounts which it may owe to the Optionee, or to require the Optionee to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to the Shares issued on such exercise. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Grantee to satisfy all or part of any withholding tax liability by (a) having the Company withhold from the Shares which would otherwise be issued in connection with a Stock Award or on the exercise of an Option that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company’s withholding tax liability, or (b) by delivering to the Company previously-owned and unencumbered Shares of the Common Stock having a Fair Market Value, as of the date the withholding tax liability arises, equal to or less than the amount of the Company’s withholding tax liability.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

       (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company or a successor entity, or for other property (including without limitation, cash), through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares as to which Options and Stock Awards may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to Stock Awards or unexercised Options which have been granted prior to any such change will likewise be made. Any such adjustment in the outstanding Options will be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment will be made by the Administrator, whose determination in that respect will be final, binding, and conclusive.

        Where an adjustment under this Section 15(a) is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code.

       (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option had not been previously exercised or a Stock Award had not previously vested, it will terminate immediately prior to the consummation of such proposed dissolution or liquidation. In such instance, the Administrator may, in the exercise of its sole discretion, declare that any Stock Award shall become vested or any Option will terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

       (c) Corporate Transaction. Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Optionees); (ii) accelerate any vesting schedule to which an Option or Stock Award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Stock Awards and the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options had such exercise occurred in full prior to such transaction; or (iv) cancel Options or Stock Awards upon payment to the Optionees or Grantees in cash, with respect to each Option or Stock Award to the extent then exercisable or vested (including, if applicable, any Options or Stock Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of Options) the exercise price of the Option. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement or agreement governing a Stock Award.

16. Date of Grant. The date of grant of an Option or Stock Award will be, for all purposes, the date as of which the Administrator makes the determination granting such Option or Stock Award, or any other, later date determined by the Administrator and specified in the Option Agreement. Notice of the determination will be provided to each Grantee within a reasonable time after the date of grant.

17. Amendment and Termination of the Plan.

       (a) Amendment and Termination. The Board may at any time amend, alter or suspend or terminate the Plan.

       (b) Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment that increases the number of Shares for which Options or Stock Awards may be granted, or to the extent necessary and desirable to comply with Section 422 of the Code (or any successor statute) or other Applicable Laws, or the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, will be obtained in such a manner and to such a degree as is required by the Applicable Law or requirement.

       (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of a Grantee, unless mutually agreed otherwise between the Grantee and the Administrator. Any such agreement must be in writing and signed by the Grantee and the Company.

18. Conditions Upon Issuance of Shares.

       (a) Legal Compliance. Shares will not be issued in connection with a Stock Award or pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares will comply with all Applicable Laws, and will be further subject to the approval of counsel for the Company with respect to such compliance. Any securities delivered under the Plan will be subject to such restrictions, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Laws. To the extent permitted by Applicable Laws, the Plan and Options and Stock Awards granted hereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

       (b) Investment Representation. As a condition to the exercise of an Option or grant of a Stock Award, the Company may require the person exercising such Option or receiving such Stock Award to represent and warrant at the time of any such exercise or receipt that the Shares are being acquired only for investment and without any present intention to sell, transfer, or distribute such Shares.

19. Liability of Company.

       (a) Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

       (b) Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Shares subject to a Stock Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Option or Stock Award will be contingent with respect to such excess Shares, unless and until shareholder approval of an amendment sufficiently increasing the number of Shares subject to this Plan is timely obtained in accordance with Section 17(b).

       (c) Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the Grantee, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Grantee or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

20. Reservation of Shares. The Company will at all times reserve and keep available for issuance a number of Shares sufficient to satisfy this Plan's requirements during its term.

21. Shareholder Approval. Continuance of this Plan will be subject to approval by the shareholders of the Company within 12 months before or after the date of its adoption. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. Options or Stock Awards may be granted but Options may not be exercised prior to shareholder approval of the Plan. If any Options or Stock Awards are so granted and shareholder approval is not obtained within 12 months of the date of adoption of this Plan by the Board, those Options or Stock Awards will terminate retroactively as of the date they were granted.

22. Information to Optionees. While the Shares are not Publicly Traded, each Optionee will be provided with a copy of financial statements of the Company at least annually, and, in any event, prior to his or her acquisition of Common Stock pursuant to the exercise of an Option. The provisions of this Section 22 are intended to comply with the requirements of Rule 260.140.46 promulgated under the California Corporations Code.

23. Legending Stock Certificates. In order to enforce any restrictions imposed upon Common Stock issued in connection with a Stock Award or upon exercise of an Option granted under this Plan or to which such Common Stock may be subject, the Administrator may cause a legend or legends to be placed on any certificates representing such Common Stock, which legend or legends will make appropriate reference to such restrictions, including, but not limited to, a restriction against sale of such Common Stock for any period of time as may be required by Applicable Laws. Additionally, and not by way of limitation, the Administrator may impose such restrictions on any Common Stock issued pursuant to the Plan as it may deem advisable.

24. No Employment Rights. Neither this Plan nor any Option or Stock Award will confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Company, or continuing service as a Director, nor will they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or consulting relationship or directorship at any time, with or without cause.

25. Governing Law. The Plan will be governed by, and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles).

WILSHIRE FINANCIAL SERVICES GROUP INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
JUNE 25, 2002
SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder of Wilshire Financial Services Group Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 22, 2002, and hereby appoints Larry B. Faigin and Stephen P. Glennon, and each of them singly, proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Wilshire Financial Services Group Inc. to be held on June 25, 2002, at 10:30 a.m. Pacific time, at the law offices of Irell & Manella LLP at 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
WILSHIRE FINANCIAL SERVICES GROUP INC.

June 25, 2002

Please Detach and Mail in the Envelope Provided

/X/  Please mark your votes as in this example.

                        FOR all nominees           WITHHOLD
                        listed at right (except    AUTHORITY to
                        as marked to the           vote for all nominees
1.  Election of nine    contrary below)            listed at right
    (9) directors.          /   /                       /   /                Nominees:
                                                                             Howard Amster
                                                                             Robert M. Deutschman
                                                                             Larry B. Faigin
                                                                             Peter S. Fishman
                                                                             Stephen P. Glennon
                                                                             Robert H. Kanner
                                                                             Edmund M. Kaufman
                                                                             Daniel A. Markee
                                                                             Bruce A. Weinstein

(INSTRUCTIONS: To withhold authority to vote for any individual nominee print that nominee's name on the space provided below.)

________________________________________________

                                                       FOR      AGAINST    ABSTAIN
2. Adoption of the 2002 Equity Participation Plan.    /   /      /   /      /   /

                                              MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW     /   /

                                            PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY
                                            CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                                     I/We will attend the annual meeting.     /   /

Signature of Stockholder_________________________________                Dated: _____________, 2002

Signature if held jointly __________________________________

Note: (This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)